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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 25, 1997, August 8, 1997, and August 22, 1997, in the Registration Statement and related Prospectus of Trammell Crow Company to be filed on or about September 3, 1997, for the registration of shares of its common stock.

                                                    ERNST & YOUNG LLP

Dallas, Texas
September 2, 1997